Exhibit 10.2
FIRST AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 24th day of April, 2007 (this “First Amendment”), is entered into among Platinum Underwriters Holdings, Ltd., an exempted company incorporated in Bermuda (the “Borrower”), various Subsidiary Credit Parties (as defined in the hereinafter defined Credit Agreement) party hereto, the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”).
RECITALS
     A. The Borrower, the Subsidiary Credit Parties, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 13, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) providing for $400,000,000 Senior Credit Facilities. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this First Amendment.
     B. The Borrower has requested certain amendments to the Credit Agreement and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 Amendments to Section 1.1 Consisting of New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
     “First Amendment” shall mean the First Amendment and Waiver to Amended and Restated Credit Agreement, dated as of April ___, 2007, among the Borrower, the Subsidiary Credit Parties party thereto, the Lenders party thereto, and the Administrative Agent.
     “First Amendment Effective Date” shall mean the date upon which the conditions to the effectiveness of the First Amendment set forth in Article II thereof are satisfied or waived in accordance with their terms.

     1.2 Amendments to delete Platinum UK as a Subsidiary Credit Party. As of the First Amendment Effective Date but subject to the terms and conditions herein, Platinum Re (UK) Limited, a company incorporated in England and Wales, will be removed as a Subsidiary Credit Party under the Credit Agreement. Accordingly, the defined term “Platinum UK” shall be deleted from the Credit Agreement at such time and the definitions of “Account Party”, “Borrower”, “Insurance Subsidiary”, “Subsidiary Credit Party”, and Sections 1.5(a), 1.5(b) and 2.16(e) of the Credit Agreement shall be amended by deleting any reference to Platinum UK therein at such time.
ARTICLE II
CONDITIONS OF EFFECTIVENESS
     This First Amendment shall become effective as of the date (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
     (a) The Administrative Agent shall have received, dated as of the First Amendment Effective Date, an executed counterpart hereof from each of the Credit Parties and the Required Lenders;
     (b) Since December 31, 2006 through the First Amendment Effective Date, there has not occurred (i) any Material Adverse Effect, or (ii) any event, condition or state of facts that would reasonably be expected to have such a Material Adverse Effect;
     (c) Platinum UK shall have cash collateralized in the manner set forth in Section 3.8 of the Credit Agreement or otherwise made credit support arrangements satisfactory to Wachovia in respect of Irrevocable Standby Letter of Credit Number SM217773W (hereinafter, the “Existing Letter of Credit”) issued for the account of Platinum UK by Wachovia on January 10, 2006 (as amended on December 26, 2006) for the benefit of Euler Hermes ACI in the stated amount of $77,631; and
     (d) The Administrative Agent shall have received such other documents, certificates, opinions, and instruments, including without limitation the necessary board resolutions to effectuate the Scheme of Operations, in connection with the transactions contemplated hereby as it shall have reasonably requested.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each of the Credit Parties (solely as to itself and its Subsidiaries) represents and warrants to the Administrative Agent, the Fronting Banks and the Lenders as follows:
     (a) Each of the representations and warranties set forth in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date, with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and
     (b) As of the First Amendment Effective Date, (i) other than the Existing Letter of Credit, no Letters of Credit or Loans are outstanding for the account of Platinum UK; (ii) all fees, interest or other amounts payable under the Credit Agreement or the other Credit Documents by Platinum UK have been paid in full and (iii) no other Obligations of Platinum UK remain outstanding.
ARTICLE IV
ACKNOWLEDGEMENT AND CONFIRMATION OF THE CREDIT PARTIES
     Each of the Credit Parties hereby confirms and agrees that, after giving effect to this First Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Credit Parties in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgement and confirmation by the Credit Parties is made and delivered to induce the Administrative Agent, the Fronting Banks and the Lenders to enter into this First Amendment, and each of the Credit Parties acknowledges that the Administrative Agent, the Fronting Banks and the Lenders would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.
ARTICLE V
EXISTING LETTER OF CREDIT
     Notwithstanding the removal of Platinum UK as a Credit Party as of the First Amendment Effective Date, the obligations of the Lenders to make payments to the Administrative Agent for the account of Platinum UK with respect to the Existing Letter of Credit and the obligation of Platinum UK to reimburse with respect to any L/C Disbursement under the Existing Letter of Credit, and any fees, expenses, indemnities and other obligations owing, due or payable in respect thereof, remain in full force and effect and enforceable against such parties and shall not be discharged, diminished, limited or otherwise affected in any respect as a result of this First Amendment. The Borrower acknowledges and agrees that its obligations under Section 11.1(b) and Article XII of the Credit Agreement in respect of the Existing Letter of Credit remain in full force and effect. The Borrower and Platinum UK agree to use their commercially reasonable best efforts to promptly cause the Existing Letter of Credit to be returned by the beneficiary thereof to the Administrative Agent for cancellation and that the Administrative Agent is authorized to deliver a notice of nonrenewal to the beneficiary of the Existing Letter of Credit at any time after the First Amendment Effective Date.

ARTICLE VI
WAIVER
     The Borrower has notified the Lenders of its determination to renew the business of Platinum UK into Platinum Bermuda retroactive to January 1, 2007 and to conduct a run-off of the business of Platinum UK in accordance with the Platinum Re (UK) Scheme of Operations approved by the Financial Services Authority in the United Kingdom to take effect as of June 30, 2007 (the “Scheme of Operations”). The Scheme of Operations includes the following elements: (i) a loss portfolio transfer of the net retained liabilities of Platinum UK to Platinum Bermuda, such loss portfolio to be 100% collateralized; and (ii) the repatriation of the surplus or excess capital of Platinum UK. Accordingly, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Required Lenders hereby agree to waive any noncompliance with or breach of any provision of the Credit Agreement, any Default or Event of Default under the Credit Agreement that has arisen or may hereafter arise solely as a result of the implementation of the Scheme of Operations in accordance with its terms or the sale of the stock or assets of Platinum UK, provided that any surplus or excess capital that is transferred out of Platinum UK by way of a share buyback or dividend or other distribution by Platinum UK and/or proceeds from the sale of Platinum UK or its assets shall be transferred through or from Platinum UK’s parent, Platinum Regency Holdings, to the Borrower or a Subsidiary thereof, subject to the receipt of any applicable regulatory approval (the Borrower hereby agreeing to forthwith exercise commercially reasonable efforts to take all actions permitted by law and necessary to obtain any such approval). The waiver set forth herein is limited as specified, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or waiver of any Default or Event of Default except as expressly set forth herein.
ARTICLE VII
MISCELLANEOUS
     7.1 Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
     7.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This First Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     7.3 Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other Credit Documents delivered in connection herewith.
     7.4 Severability. To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.
     7.5 Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
     7.6 Construction. The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
     7.7 Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this First Amendment.
[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:	/s/ Joseph F. Fisher

Name:	Joseph F. Fisher
Title:	CFO

PLATINUM UNDERWRITERS BERMUDA, LTD.

By:	/s/ Robert S. Porter

Name:	Robert S. Porter
Title:	Chief Executive Officer

PLATINUM UNDERWRITERS REINSURANCE, INC.

By:	/s/ H. Elizabeth Mitchell

Name:	H. Elizabeth Mitchell
Title:	President

PLATINUM RE (UK) LIMITED

By:	/s/ M. J. Coldman

Name:	M. J. Coldman
Title:	CEO & Managing Director

PLATINUM UNDERWRITERS FINANCE, INC.

By:	/s/ Joseph F. Fisher

Name:	Joseph F. Fisher
Title:	CFO
SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO
AMENDED AND RESTATED CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent, Fronting Bank and as a Lender

By:	/s/ Karen Hanke

Name:	Karen Hanke
Title:	Director

CITIBANK, N.A., as a Documentation Agent, Fronting Bank and a Lender

By:	/s/ Matthew Nicholls

Name:	Matthew Nicholls
Title:	Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION, as a Documentation Agent and a Lender

By:	/s/ Lawrence Karp

Name:	Lawrence Karp
Title:	Senior Vice President

BAYERISCHE HYPO-UND VEREINSBANK AG, as a Documentation Agent and a Lender

By:	/s/ Lawrence Karp /s/ Michael F. Davis

Name:	Stephen R. Lueker Michael F. Davis
Title:	Director Director

ING BANK N.V., LONDON BRANCH, as a Documentation Agent and a Lender

By:	/s/ P. Galpin

Name:	P. Galpin
Title:	Director

By:	/s/ G. Kelly

Name:	G. Kelly
Title:	Managing Director
SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO
AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK, as a Lender

By:	/s/ Chaiphet Saipetch

Name:	Chaiphet Saipetch
Title:	Vice President
SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO
AMENDED AND RESTATED CREDIT AGREEMENT